Exhibit 13 under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K

                           CERTIFICATE OF SHAREHOLDER

James Ulysses Blanchard III the holder of shares of beneficial interest, $.01 par value at $8.00 per share, of Blanchard Strategic Growth Fund, a Massachusetts business trust (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion of such shares prior to the amortization of the Fund's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the number of shares being redeemed.




                                             By: /s/ James Ulysses Blanchard III
                                                     James Ulysses Blanchard III

Dated:



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                           CERTIFICATE OF SHAREHOLDER

Lawrence Liebman, Trustee of Kramers, Inc. Profit Sharing Plan & Trust, the holder of shares of beneficial interest, $.01 par value at $8.00 per share, of Blanchard Strategic Growth Fund, a Massachusetts business trust (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion of such shares prior to the amortization of the Fund's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the number of shares being redeemed.




                                               By: /s/ Lawrence Liebman, Trustee
                                                                Lawrence Liebman
Dated:

                           CERTIFICATE OF SHAREHOLDER

Bertram Frankenberger, Jr., the holder of shares of beneficial interest, par value at $8.00 per share, of Blanchard Strategic Growth Fund, a Massachusetts business trust (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion of such shares prior to the amortization of the Fund's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the number of shares being redeemed.




                                              By: /s/ Bertram Frankenberger, Jr.
                                                      Bertram Frankenberger, Jr.
Dated: April 1, 1986

                           CERTIFICATE OF SHAREHOLDER

Richard Schatz, the holder of shares of beneficial interest, $.01 par value at $8.00 per share, of Blanchard Strategic Growth Fund, a Massachusetts business trust (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion of such shares prior to the amortization of the Fund's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the number of shares being redeemed.




                                                          By: /s/ Richard Schatz
                                                                  Richard Schatz
Dated:

                           CERTIFICATE OF SHAREHOLDER

Henry Harrison, the holder of shares of beneficial interest, par value at $8.00 per share, of Blanchard Strategic Growth Fund, a Massachusetts business trust (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion of such shares prior to the amortization of the Fund's organizational expenses, the proceeds thereof will be reduced by the proportionate amount that the total unamortized balance bears to the number of shares being redeemed.




                                                          By: /s/ Henry Harrison
                                                                  Henry Harrison
Dated: